Exhibit 99.1

LiveWire Mobile, Inc. Announces 2009 Annual Shareholder Meeting Date

LITTLETON, Mass., February 26, 2009 — LiveWire Mobile, Inc. (NASDAQ:LVWR), a leading provider of mobile managed personalization services, today announced that its 2009 Annual Meeting of Stockholders (“2009 Annual Meeting”) will be held on May 27, 2009. The Company had previously announced in its proxy statement for the 2008 Annual Meeting of Stockholders that the 2009 Annual Meeting was to be held on April 30, 2009.

About LiveWire Mobile, Inc.

LiveWire Mobile (NASDAQ:LVWR) is a leading provider of managed personalization services for mobile operators. LiveWire Mobile’s integrated suite of music and video services includes ringback tones, ringtones and full track downloads, as well as dedicated content and service marketing. LiveWire Mobile makes mobile personalization services easier to use and helps operators drive service usage and adoption. For more information, please visit www.livewiremobile.com.

LiveWire Mobile is a registered trademark of LiveWire Mobile, Inc.

This Press Release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements about LiveWire Mobile, Inc.’s 2009 Annual Meeting of Stockholders. These statements are based on management’s expectations as of the date of this document and are subject to uncertainties and changes in circumstances. These and other risks are detailed from time to time in the company’s filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2007. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to the company’s website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

Investor Relations:
Todd Donahue, CFO
LiveWire Mobile, Inc.
978-742-3167
todd_donahue@livewiremobile.com

or

ICR, Inc.
Staci Mortenson
SVP
203-682-8273
staci.mortenson@icrinc.com

###